UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004.

ANDRESMIN GOLD CORPORATION (Exact name of registrant as specified in its chapter)

Montana (State or other jurisdiction of incorporation	000-33057 (Commission File Number)	84-1365550 (IRS Employer Identification No.)

1450 – 409 Granville St., Vancouver, British Columbia, Canada (Address of principal executive offices)	V6C 1T2 (Zip Code)

Registrant's telephone number, including area code (604) 669-3707

N/A (Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 24, 2004, Mr. Wayne Johnstone and Mr. Lance Larsen resigned as directors of Andresmin Gold Corporation (the “Company”) without having any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on August 24, 2004, Mr. Len De Melt resigned as President of the Company, but not as a director of the Company.

On the same day, the sole remaining director, Mr. Len De Melt, appointed Mr. Ian Brodie as a director of the Company to fill one of the vacancies on the Board of Directors.  In addition, Mr. De Melt appointed Mr. Brodie as President of the Company.

Mr. Brodie has over 20 years of experience in capital markets and brings a high level of corporate finance and management experience to the Company.  During a career that began as an investment executive for a Canadian national brokerage firm, Mr. Brodie's resume encompasses corporate restructuring, mergers, acquisitions and divestitures.  His specialized expertise includes in-depth knowledge of the brokerage and finance community.  Mr. Brodie has served on the board of directors of several national public companies, including Cascadia Brands Inc. and Unilens Vision Inc.  Mr. Brodie has also been involved in senior management roles in the mining industry, serving on the board of directors of companies such as Carson Gold Corp. (now Vengold), Ghana Goldfields Ltd. And as President and director of Crystallex International Corp.

Mr. Brodie is not a director of any other company at this time.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibits 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release dated August 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

August 26, 2004

ANDRESMIN GOLD CORPORATION

By:

/s/ Ian Brodie

Name:

Ian Brodie

Title:

President and Director

EXHIBIT INDEX

Number	Exhibit	Sequential Page Number
Exhibit 99.1	Press Release dated August 25, 2004.	5